Exhibit 10.2

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the "Agreement") is made as of February 16, 2011 (the "Effective Date"), by and between Real Estate Associates Limited V, a California limited partnership ("Assignor"); Randel Corporation, a Nevada corporation, or its nominee ("Assignee"); and Dennis D. Curran, an individual (the "Operating General Partner"), GVP, Inc., a Montana corporation ("GVP" and together with the Operating General Partner, each a "General Partner" and, collectively, the "General Partners") (each of the foregoing is hereinafter sometimes referred to as a "Party" and, as the context requires, any two or more, collectively, "Parties"), with reference to the following:

A.         Grandview Place Limited Partnership (the "Partnership") was formed as a limited partnership under the laws of the State of Montana and is being governed pursuant to an Amended and Restated Agreement and Certificate of Limited Partnership, dated as of September 24, 1982, as amended by the First Amendment Amended and Restated Agreement and Certificate of Limited Partnership, also dated as of September 24, 1982 (collectively, the "Amended Partnership Agreement") (any capitalized word or phrase used but not defined herein shall have the meaning set forth in the Amended Partnership Agreement).

B.         The Operating General Partner is the "Operating General Partner" of the Partnership, GVP is a "General Partner" of the Partnership and Assignor is the "Limited Partner" of the Partnership.

C.         Assignor has agreed to assign all of its limited partnership interest in the
Partnership to Assignee and withdraw from the Partnership, Assignee has agreed to acquire such interest and the General Partners have consented to such assignment and assumption, all pursuant to the terms of this Agreement.

NOW THEREFORE, in consideration of the mutual promises and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.         Assignment and Assumption.

1.1        Effective as of the "Closing" (as hereinafter defined):

(a)        Assignor shall assign to Assignee 100% of Assignor's interest in the Partnership, including, without limitation, Profits, Losses, Cash from Operations, Net Refinancing Cash, surplus cash resulting from Disposition or Partial Disposition of Partnership Property, all other Partnership assets, and all rights to any fees, loan repayments and reimbursements (collectively, the "Interest), and

(b)        Assignee shall assume and shall thereafter perform all of the obligations of Assignor under the Partnership Agreement.

1.2        In consideration of Assignor's assignment of the Interest at the Closing, Assignee shall pay to Assignor, in cash, an amount (the "Payment") equal to $25,000 payable $100.00 (the "Deposit') upon the execution of this Agreement and.the balance, $24,900, at the Closing. The Payment shall be treated as a direct acquisition of the Interest. Assignor covenants and agrees that such sum shall be received in full satisfaction of all obligations and liabilities due such Assignor in connection with or in any manner arising out of the Partnership, the Project or any other assets owned by the Partnership. The Payment shall be made by federal funds wired pursuant to instructions from Assignor.

1.3        In addition to the Payment, the General Partners covenant that they shall cause the Partnership to distribute to the Withdrawing Limited Partner full amount of the distribution of Cash from Operations for 2010 due the Withdrawing Limited Partner pursuant to Section 4.2 of the Partnership Agreement, to the extent such distribution has not already been made to the Withdrawing Limited Partner (the "Distribution"). The Distribution shall be made to the Withdrawing Limited Partner at Closing or promptly as the amount of the Distribution has been determined by the Partnership accountants, whichever shall occur later.

2.         Closing.

2.1        The closing of the transactions contemplated by this Agreement (the "Closing") shall occur no later than June 30, 2011 (the "Closing Date"). In the event the Closing does not occur on or before the Closing Date, this Agreement shall terminate automatically without the necessity of any further action on the part of any of the Parties, unless the Parties otherwise agree in writing, and in such event the Deposit shall be refunded to Assignee.

2.2        At the Closing:

(a)        As provided in Section 1.2, Assignee shall pay the balance of the
Payment and, as provided in Section 1.3, the General Partners shall cause the Partnership to pay Assignor the Distribution; and

(b)        Assignor, Assignee and the General Partners shall execute and exchange countersigned counterparts of the Second Amendment to Amended and Restated Agreement and Certificate of Limited Partnership of the Partnership in the form attached hereto as Exhibit A (the "Amendment").

3.         Representations, Warranties and Covenants.

            3.1        As a material inducement to Assignee entering into this Agreement,

Assignor hereby represents and warrants to Assignee the following are true and correct as of the Effective Date, shall be true and correct as of the Closing Date, and shall survive the Closing and the withdrawal of Assignor from the Partnership:

(a)        Assignor is the owner of the Interest and the Interest is not subject to any lien, pledge or encumbrance of any nature whatsoever and Assignee shall acquire the same free of any rights or claims thereto by any other party claiming by, through or under Assignor.

(b)        The execution and delivery of this Agreement by Assignor and the performance of the transactions contemplated herein have been duly authorized by all requisite corporate and partnership proceedings and, assuming the due and proper execution and delivery by Assignee and the General Partner, this Assignment is binding upon and enforceable against Assignor in accordance with its terms.

3.2        As a material inducement to Assignor entering into this Agreement, Assignee hereby represents and warrants to Assignor the following are true and correct as of the Effective Date, shall be true and correct as of the Closing Date, and shall survive the Closing and the withdrawal of Assignor from the Partnership:

(a)        The execution and delivery of this Agreement by Assignee and the performance of the transactions contemplated herein have been duly authorized by all requisite corporate and partnership proceedings.

(b)        Assuming the due and proper execution and delivery by Assignor, this Assignment is binding upon and enforceable against Assignee in accordance with its terms.

(c)        No proceeding before any federal, state, municipal or other governmental department, commission, board or agency is pending against Assignee or, to the knowledge of Assignee, threatened against Assignee pursuant to which an unfavorable judgment would restrain, prohibit, invalidate, set aside, rescind, prevent or make unlawful this Agreement or the transactions contemplated hereunder, nor does Assignee know of any reason to believe any such proceeding will be instituted.

(d)        Assignee has incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

(e)        Assignee is aware of the restrictions on transfer or encumbrance of the Interest under the Partnership Agreement, as well as the transfer restrictions imposed by the' Securities Act of 1933, as amended, and applicable state securities laws (the "Securities Laws"). Assignee is able to bear the economic risk of its investment in the Interest, is aware that it must hold the Interest for an indefinite period and that the Interest has not been registered under the applicable Securities Laws and may not be sold or otherwise transferred unless permitted by the terms of the Partnership Agreement and the Interest is registered, or an exemption from the registration requirements is available with respect thereto, under the Securities Laws. Assignee is acquiring the Interest for its own account and not with a view to resell, transfer or otherwise dispose thereof.

(f)         Assignee is an Affiliate of the General Partners and, knows, therefore, at least as much about the Partnership as Assignor. Assignee is experienced in financial transactions such as ownership of the Interest and understands the business and operations of the Partnership. Assignee has had an opportunity to ask questions about and seek information about the Partnership, and has not relied upon any express or implied representations or warranties from Assignor with regard to the Interest or the Partnership, except as expressly provided herein.

3.3        As a.material inducement to Assignor entering into this Agreement:

(a)        Each General Partner represents and warrants to Assignor that (i) the execution and delivery of this Agreement by the General Partner and its performance of the transactions contemplated herein have been duly authorized by all requisite corporate proceedings, and (ii) assuming the due and proper execution and delivery by Assignor, this Assignment is binding upon and enforceable against the General Partner in accordance with its terms. The foregoing representations and warranties are true and correct as of the Effective Date, shall be true and correct as of the Closing Date, and shall survive the Closing and the withdrawal of Assignor from the Partnership; and

(b)        The General Partners covenant to Assignor that on or before Closing, the Partnership will have obtained all necessary consents and approvals for the transactions contemplated by this Agreement, including, but not limited to, the consents, to the extent required, of the holders of all Mortgages and of all Governmental Agencies.

3.4        Except as expressly provided in this Section 3, no Party has made any other representation or warranty concerning the Interest, the Partnership or any other matter.

4.         Miscellaneous. All notices, demands, requests and other communications required pursuant to the provisions of this Agreement ("Notice") shall be in writing and shall be deemed to have been properly given or served for all purposes (i) if sent by Federal Express or any other nationally recognized overnight carrier for next business day delivery, on the first business day following deposit of such Notice with such carrier, or (ii) if personally delivered, on the actual date of delivery or (iii) if sent by certified mail, return receipt requested postage prepaid, on the fifth (5th) business day following the date of mailing addressed as follows:

4.1        If to Assignor:

c/o National Partnership Investments Corp.

6701 Center Drive, Suite 520

Los Angeles, California 90045

Attention: Asset Management

with a copy to:

Law Offices of Peter H. Alpert, Inc.

601 S. Figueroa Street, Suite 2330

Attention: Peter H. Alpert

Los Angeles, CA 90017

4.2        If to Assignee:

c/o Randel Corporation

2310 Sherman Place

Las Vegas, NV 89102

Attention: William F. Curran, President

4.3        If to the General Partners:

c/o Dennis Curran

2310 Sherman Place

Las Vegas, NV 89102

Any of the Parties may designate a change of address by Notice in writing to the other Parties. Whenever in this Agreement the giving of Notice by mail or otherwise is required, the giving of such Notice may be waived in writing by the person or persons entitled to receive such Notice.

4.4        If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable. This
Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement.

            4.5        This Agreement may be signed in any number of counterparts, each of which shall be an original for all purposes, but all of which taken together shall constitute only one agreement. The production of any executed counterpart of this Agreement shall be sufficient for all purposes without producing or accounting for any other counterpart thereof.

            4.6        This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives and permitted successors and assigns of the Parties hereto. This Agreement shall be interpreted in accordance with the laws of the state in which the Project is located.

            4.7        Nothing herein shall be construed to be for the benefit of or enforceable by any third party including, but not limited to any creditor of Assignor.

            4.8        The Parties shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purposes of this Agreement.

            4.9        All article and section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the text of this Agreement.

4.10 In the event that any court or arbitration proceedings is brought under or in connection with this Agreement, the prevailing party in such proceeding (whether at trial or on appeal) shall be entitled to recover from the other party all costs, expenses, and reasonable attorneys' fees incident to any such proceeding. The term "prevailing party" as used herein shall mean the party in whose favor the final judgment or award is entered in any such judicial or arbitration proceeding.

4.11 This Agreement constitutes the sole agreement of the Parties with respect to the matters herein, all prior oral or written agreements being merged herein. This Agreement may only be modified by a writing signed by all of the Parties hereto and time is of the essence of this Agreement.

4.12 In interpreting this Agreement it shall be presumed that the Agreement was jointly drafted and no presumption shall arise against any Party in the event of any ambiguity.

IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the date set forth above.

ASSIGNOR:                                                      REAL ESTATE ASSOCIATES LIMITED V,

  a California limited partnership

  By National Partnership Investments Corp.,

  a California corporation,

  General Partner

  By:  /s/Derik J. Hart

     Name:  Derik J. Hart

     Title:  SVP

ASSIGNEE:                                                      RANDEL CORPORATION,

                                                                        a Nevada corporation

                                                                        By:  /s/William F. Curran

                                                                             Name:  William F. Curran

                                                                             Title:  Chairman

GENERAL PARTNERS:                                     /s/Dennis D. Curran

                                                                        Dennis D. Curran

                                                                        GVP, INC.,

                                                                        a Montana corporation

                                                                        By:  /s/Dennis D. Curran

                                                                           Name:  Dennis D. Curran

                                                                           Title:  President